Exhibit 1.1
EXECUTION VERSION
Teekay Tankers Ltd.
8,600,000 Shares
Plus an option to purchase from the Company up to
1,290,000 additional Shares to cover over-allotments
Class A Common Stock
($0.01 par value)
Underwriting Agreement
New York, New York
February 4, 2011
Morgan Stanley & Co. Incorporated
Deutsche Bank Securities Inc.
J.P. Morgan Securities LLC
As Representatives of the several Underwriters,
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
Ladies and Gentlemen:
Teekay Tankers Ltd., a corporation organized under the laws of the Republic of The Marshall Islands (the “Company”), proposes to issue and sell (the “Offering”) to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, 8,600,000 shares of Class A Common Stock, $0.01 par value (“Class A Common Stock”) of the Company (said shares to be issued and sold by the Company being hereinafter called the “Firm Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to 1,290,000 additional shares of Class A Common Stock to cover over-allotments, if any (the “Option Securities”; the Option Securities, together with the Firm Securities, being hereinafter called the “Securities”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 21 hereof.

It is understood that the form of prospectus to be used in connection with the offering and sale of the Securities shall have a Canadian “wrap-around” for purposes of distribution to Canadian persons or entities.
It is understood and agreed to by all parties that the Company has acquired the vessels (each, a “Vessel”) listed on Schedule III-A hereto from Teekay Corporation, a Marshall Islands corporation (the “Parent”), as described more particularly in the Final Prospectus. It is further understood and agreed by all parties that:
(a) Pursuant to (i) a Contribution, Conveyance and Assumption Agreement dated as of December 18, 2007, among the Company, Teekay Holdings Limited, a Bermudian holding company (“THL”), and Parent (the “Contribution Agreement”), (ii) a Purchase Agreement dated April 7, 2008, between the Company and Parent for the purchase of Ganges Spirit L.L.C. (formerly Delaware Shipping L.L.C.), (iii) a Purchase Agreement dated April 7, 2008, between the Company and Parent for the purchase of Narmada Spirit L.L.C. (formerly Adair Shipping L.L.C.), (iv) a Purchase Agreement dated June 12, 2009, between the Company and Parent for the purchase of Ashkini Spirit L.L.C. (formerly Ingeborg Shipping L.L.C.), (v) a Purchase Agreement dated April 6, 2010, between the Company and Parent for the purchase of Yamuna Spirit L.L.C., Kaveri Spirit L.L.C. and Helga Spirit L.L.C. and (vi) a Purchase Agreement dated November 1, 2010, between the Company and Parent for the purchase of Esther Spirit L.L.C. and Iskmati Spirit L.L.C., the Company acquired all the outstanding ownership interests of each of the entities listed on Schedule III-A hereto (each a “Vessel Owning Subsidiary”) on the terms set forth therein and as described in the Disclosure Package and the Final Prospectus;
(b) On December 18, 2007, Parent, Teekay Chartering Limited, a Marshall Islands corporation (the “Teekay Pool Manager”), and the Company entered into a Revenue Sharing Pool Agreement (the “Teekay Pooling Agreement”), pursuant to which the Teekay Pool Manager agreed to commercially manage certain of the Vessels and other vessels owned by Parent that trade in the conventional oil tanker spot market on the terms set forth therein and as described in the Disclosure Package and the Final Prospectus;
(c) As of January 1, 2010, Gemini Pool LLC, a Marshall Islands limited liability company (which replaced Gemini Tankers LLC, a Marshall Islands limited liability company, as the pool manager to the Gemini Pooling Agreement (as defined below)) (the “Gemini Pool Manager”, and together with the Teekay Pool Manager, the “Pool Managers”), and Teekay Chartering Limited and certain third parties entered into an Amended and Restated Pool Agreement regarding the Gemini Tankers Suezmax Pool (the “Gemini Pooling Agreement”), and together with the Teekay Pooling Agreement, the “Pooling Agreements”), pursuant to which the Gemini Pool Manager agreed to commercially manage certain vessels of the other parties to the Gemini Pooling Agreement and of their affiliates, which currently includes one of the Vessels, on the terms set forth therein and as described in the Disclosure Package and the Final Prospectus; and
(d) On December 18, 2007, Teekay Tankers Management Services, Ltd., a Marshall Islands corporation (the “Manager”), and the Company entered into a Management Agreement (the “Management Agreement”), pursuant to which the Manager agreed to provide commercial management, technical, administrative and strategic services in respect of the Vessels on the terms set forth therein and as described in the Disclosure Package and the Final Prospectus.

The Company and the Manager are referred to herein as the “Teekay Parties” and, together with the Teekay Pool Manager are referred to herein as the “Teekay Entities.” The entities listed on Schedule III-B hereto are referred to herein as the “Other Subsidiaries” and, together with the Vessel Owning Subsidiaries are referred to herein as the “Subsidiaries.” The Company and the Subsidiaries are referred to herein as the “Company Entities.”
1. Representations, Warranties and Agreements of the Teekay Parties. Each of the Teekay Parties, jointly and severally, represents and warrants to, and agrees with, each Underwriter that:
(a) Registration. The Company meets the requirements for use of Form F-3 under the Act and has prepared and filed with the Commission a registration statement (file number 333-159807) on Form F-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed one or more amendments thereto, including one or more Preliminary Prospectuses, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such Final Prospectus shall contain all information required by the Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).
(b) No Material Misstatements or Omissions in Registration Statement and Final Prospectus. On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased hereunder, if such date is not the Closing Date (an “Option Closing Date”), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any Option Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and the statements made or to be made in such documents that are covered by Rule 175(b) under the Act were made or will be made with a reasonable basis and in good faith; provided, however, that the Teekay Parties make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(c) No Material Misstatements or Omissions in Disclosure Package. (i) As of the Execution Time, the Disclosure Package and the price to the public, the number of Firm Securities and the number of Option Securities to be included on the cover page of the Final Prospectus, when taken together as a whole, and (ii) each Issuer Free Writing Prospectus when taken together as a whole with the Disclosure Package and the price to the public, the number of Firm Securities and the number of Option Securities to be included on the cover page of the Final Prospectus, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.
(d) No Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such time being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.
(e) No Conflicting Information in Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified.
(f) Formation and Qualification. Each of the Teekay Entities has been duly organized and is validly existing, in good standing under the laws of the Republic of The Marshall Islands, and is duly registered or qualified to do business and is in good standing as a foreign entity, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure so to register or qualify would not reasonably be expected to have a Material Adverse Effect. “Material Adverse Effect,” as used throughout this Agreement, means a material adverse effect on the condition (financial or otherwise), results of operations, business, properties, assets or prospects of the Company Entities, taken as a whole, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto). Each of the Company Entities has all limited liability company or corporate, as the case may be, power and authority necessary to own or lease its properties currently owned or leased and to conduct its business as currently conducted, in each case in all material respects as described in the Registration Statement, the Disclosure Package and the Final Prospectus.

(g) Valid Issuance of the Class A Common Stock. At the Closing Date or the Option Closing Date, the Firm Securities and the Option Securities, as the case may be, will be duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.
(h) Ownership of the Subsidiaries. The Company owns, directly or indirectly, 100% of the equity interests in each of the Subsidiaries; such equity interests are duly authorized and validly issued in accordance with the organizational documents of each Subsidiary (the “Subsidiaries’ Organizational Documents”) and are fully paid and nonassessable; and the Company owns such equity interests free and clear of all pledges, liens, encumbrances, security interests, charges, equities or other claims (collectively, “Liens”) except for Liens under the Credit Agreements.
(i) No Other Subsidiaries. Other than the Subsidiaries, the Company does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.
(j) No Preemptive Rights or Options. Except as described in the Disclosure Package and the Final Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity interests of any of the Company Entities. Except as described in the Disclosure Package and the Final Prospectus, there are no outstanding options or warrants to purchase (i) any shares of Class A Common Stock or other interests in the Company or (ii) any equity interests in any Subsidiary.
(k) No Registration Rights. Except as described in the Disclosure Package and the Final Prospectus, no holder of securities of any of the Company Entities has rights to the registration of such securities under the Registration Statement that have not been waived in writing with respect to the offering of Securities contemplated hereby.
(l) Capitalization. As of September 30, 2010, the Company had, on the consolidated basis indicated in the Disclosure Package and the Final Prospectus (and any amendment or supplement thereto), a capitalization as set forth therein.
(m) Authority and Authorization. The Company has all requisite corporate power and authority to issue, sell and deliver the Securities, in accordance with and upon the terms and conditions set forth in this Agreement, the Registration Statement and the Final Prospectus. At the Closing Date and each Option Closing Date, all corporate action required to be taken by the Teekay Entities or any of their stockholders, partners or members for the authorization, issuance, sale and delivery of the Securities, shall have been validly taken.

(n) Execution and Delivery of this Agreement. This Agreement has been duly authorized, validly executed and delivered by each of the Teekay Parties.
(o) Enforceability of Operative Agreements.
(1) the Contribution Agreement has been duly authorized, executed and delivered by Parent, THL and the Company;
(2) each of the Subsidiaries’ Organizational Documents has been duly authorized, executed and delivered by the appropriate Subsidiary;
(3) the Secured Credit Facility Agreement dated December 17, 2003 among Great West Hull No. 1519 L.L.C., Great West Hull No. 1520 L.L.C., DSME Hull No. 5254 L.L.C., DSME Hull No. 5255 L.L.C., The Export-Import Bank of Korea, Fortis Capital Corporation, and Landesbank Hessen-Thuringen Girozentrale (the “Term Loan Agreement”), has been duly authorized, executed and delivered by each Company Entity that is a party thereto and, assuming the due authorization, execution and delivery by the other parties thereto, is a valid and legally binding agreement of each Company Entity that is a party thereto, enforceable against it in accordance with its terms;
(4) the Secured Facility Agreement dated November 28, 2007 among Everest Spirit Holding L.L.C. and the other Borrowers named therein; Nordea Bank Finland PLC, New York Branch, as Agent; and Nordea Bank Norge ASA, Citigroup Global Markets Limited, ING Bank N.V., London Branch, and the other Lenders named therein (the “Revolving Credit Agreement” and, together with the Term Loan Agreement, the “Credit Agreements”), has been duly authorized, executed and delivered by each of the Company Entities that is a party thereto and, assuming the due authorization, execution and delivery by the other parties thereto, is a valid and legally binding agreement of each of the Company Entities that is a party thereto, enforceable against it in accordance with its terms; and
(5) each of the following agreements has been duly authorized, executed and delivered by each Teekay Entity that is a party thereto, and is a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms: (i) the Management Agreement; (ii) the Registration Rights Agreement dated December 18, 2007, between the Company and the Parent (the “Registration Rights Agreement”); (iii) the Teekay Pooling Agreement; and (iv) the Gemini Pooling Agreement.

provided that, with respect to each agreement described in this Section 1(o), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and, provided further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.
The Contribution Agreement, the Credit Agreements, the Management Agreement, the Teekay Pooling Agreement, the Gemini Pooling Agreement and the Registration Rights Agreement are herein collectively referred to as the “Operative Agreements.”
(p) Enforceability of Other Agreements. Each of the agreements listed on Schedule IV (collectively, the “Other Agreements”) has been duly authorized, executed and delivered by each of the Teekay Entities party thereto and, assuming the due authorization, execution and delivery by the other parties thereto, is a valid and legally binding agreement of such Teekay Entity, enforceable against it in accordance with its terms, except where the failure to be enforceable would not reasonably be expected to have a Material Adverse Effect or could not reasonably be expected to materially impair the ability of any of the Teekay Entities to perform their obligations under this Agreement, the Operative Agreements or the Other Agreements; provided that, with respect to each agreement described in this Section 1(p), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and, provided further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.
(q) No Conflicts. None of the offering, issuance and sale by the Company of the Securities, the execution, delivery and performance of this Agreement by the Teekay Entities that are parties hereto or the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the Final Prospectus, (i) conflicts or will conflict with or constitutes or will constitute a violation of any articles of incorporation or bylaws of any of the Teekay Entities, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, contract, mortgage, deed of trust, note agreement, loan agreement, lease or other agreement, or instrument to which any of the Teekay Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law, rule, regulation, judgment, order or decree applicable to any of the Teekay Entities of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Teekay Entities or any of their properties, or (iv) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Company Entities (other than Liens referred to or described in the Disclosure Package and the Final Prospectus), which conflicts, breaches, violations, defaults or Liens, in the case of clauses (ii), (iii) or (iv), could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or could materially impair the ability of any of the Teekay Entities to perform their obligations under this Agreement, the Operative Agreements or the Other Agreements.

(r) No Consents. Except for (i) the registration of the Securities under the Act, (ii) such Consents (as defined herein), approvals, authorizations, registrations or qualifications as may be required under the Exchange Act, and applicable state securities or “Blue Sky” laws in connection with the purchase and distribution of Securities by the Underwriters, (iii) such Consents that have been, or prior to the Closing Date will be, obtained, (iv) such Consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or could not reasonably be expected to materially impair the ability of any of the Teekay Entities to perform their obligations under this Agreement, the Operative Agreements or the Other Agreements, and (v) as disclosed in the Disclosure Package and the Final Prospectus, no permit, consent, approval, authorization, order, registration, filing or qualification (“Consent”) of or with any court, governmental agency or body having jurisdiction over any of the Teekay Entities or any of their respective properties is required in connection with the offering, issuance and sale by the Company of the Securities, the execution, delivery and performance of this Agreement by the Teekay Entities parties hereto or the consummation of the transactions contemplated by this Agreement.
(s) No Default. None of the Teekay Entities is (i) in violation of its articles of incorporation or bylaws, (ii) in breach of or in default under (and no event that, with notice or lapse of time or both, would constitute such a default has occurred or is continuing under) any term, covenant, obligation, agreement or condition contained in any indenture, mortgage, deed of trust, note agreement, loan agreement, lease or other agreement, obligation, condition, covenant or instrument to which it is a party or by which it is or may be bound or to which any of its properties or assets is subject or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree applicable to any of the Teekay Entities of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Teekay Entities or any of their properties, which breach, default or violation, in the case of clause (ii) or (iii), would, if continued, reasonably be expected to have a Material Adverse Effect, or could reasonably be expected to materially impair the ability of any of the Teekay Entities to perform their obligations under this Agreement, the Operative Agreements or the Other Agreements. To the knowledge of the Teekay Parties, no third party to any indenture, contract, mortgage, deed of trust, note agreement, loan agreement, lease or other agreement, obligation, condition, covenant or instrument to which any of the Teekay Entities is a party or by which any of them are bound or to which any of their properties are subject, is in default under any such agreement, which breach, default or violation would, if continued, reasonably be expected to have a Material Adverse Effect.

(t) Conformity of Securities to Description in Final Prospectus. The Securities, when issued and delivered against payment therefor as provided herein will conform in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus.
(u) No Material Adverse Change. Since the date of the latest audited financial statements included in the Disclosure Package and the Final Prospectus and other than as set forth in or contemplated by the Disclosure Package and the Final Prospectus, (i) no Company Entity has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, (ii) there has not been any material change in the capitalization or material increase in the short-term debt or long-term debt of the Company Entities or any material adverse change, or any development involving or which could reasonably be expected to involve, individually or in the aggregate, a prospective material adverse change in or affecting the general affairs, management, condition (financial or otherwise), stockholders’ equity, partners’ equity, members’ equity, results of operations, business, properties, assets or prospects of the Company Entities, taken as a whole, and (iii) none of the Company Entities has incurred any liability or obligation, direct, indirect or contingent, or entered into any transactions, whether or not in the ordinary course of business, that, individually or in the aggregate, is material to the Company Entities taken as a whole, otherwise than as set forth or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
(v) Financial Statements. The Company’s consolidated financial statements (including the related notes), the carve out financial statements of Helga Spirit L.L.C. (including the related notes and supporting schedules), the combined carve out financial statements of Yamuna Spirit L.L.C. and Kaveri Spirit L.L.C. (including the related notes and supporting schedules), the carve out financial statements of Esther Spirit L.L.C. (including the related notes and supporting schedules) and the carve out financial statements of Iskmati Spirit L.L.C. (including the related notes and supporting schedules) included in the Disclosure Package, the Final Prospectus and the Registration Statement (i) present fairly in all material respects the financial condition, results of operations and cash flows of the entities or businesses purported to be shown thereby on the basis stated therein, at the respective dates or for the respective periods indicated, (ii) comply as to form in all material respects with the applicable accounting requirements of the Act and (iii) have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary historical financial and operating information set forth in Amendment No. 1 to the Company’s Annual Report for the year ended December 31, 2009 on Form 20-F and incorporated by reference into the Registration Statement, the Disclosure Package and the Final Prospectus under the caption “Item 3. Key Information- Selected Financial Data” is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements from which it has been derived. The pro forma financial statements included in the Disclosure Package, the Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein; the related pro forma adjustments give appropriate effect to those assumptions; and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Prospectus, the Disclosure Package and the Registration Statement. The pro forma financial statements included in the Prospectus, the Disclosure Package and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act.

(w) Independent Registered Public Accounting Firm. The accountants, Ernst & Young LLP, who have certified the Company’s consolidated financial statements (including the related notes) included in the Disclosure Package, the Final Prospectus and the Registration Statement, and delivered their report with respect to the audited financial statements included in the Disclosure Package and the Final Prospectus, were and are the independent registered public accounting firm with respect to such entities within the meaning of the Act and the applicable published rules and regulations thereunder and the rules and regulations of the Public Company Accounting Oversight Board.
(x) Transfer Taxes. There are no transfer taxes or other similar fees or charges under U.S. federal law or the laws of any state, the Republic of The Marshall Islands or Canada or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement, the issuance or sale by the Company of the Securities or the consummation of the transactions contemplated by this Agreement.
(y) Title to Properties. The Company and the Subsidiaries have good and marketable title to all real property and good title to all personal property described in the Disclosure Package and the Final Prospectus owned by the Company and the Subsidiaries, and each Vessel Owning Subsidiary identified on Schedule III-A is the sole owner of the Vessel set forth opposite its name on Schedule III-A, in each case free and clear of all Liens except (i) as described, and subject to the limitations contained, in the Disclosure Package and the Final Prospectus, (ii) that arise under the Credit Agreements or (iii) as do not materially affect the value of such property, taken as a whole, and do not materially interfere with the use of such properties, taken as a whole, as they have been used in the past and are proposed to be used in the future, as described in the Disclosure Package and the Final Prospectus (the Liens described in clauses (i) through (iii) above being “Permitted Liens”); provided, that with respect to any interest in real property and buildings held under lease by the Company or any of the Subsidiaries, such real property and buildings are held under valid and subsisting and enforceable leases (except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)), with such exceptions as do not materially interfere with the use of the properties of the Company Entities, taken as a whole as they have been used in the past as described in the Disclosure Package and the Final Prospectus and are proposed to be used in the future as described in the Disclosure Package and the Final Prospectus.

(z) Vessel Registration. Each vessel identified in Schedule III-A is duly registered under the laws of the jurisdiction set forth on Schedule III-A in the name of the applicable Vessel Owning Subsidiary identified in Schedule III-A, free and clear of all Liens except for Permitted Liens.
(aa) Permits. Each of the Company Entities has such permits, Consents, licenses, franchises, concessions, certificates and authorizations (“Permits”) of, and has made all declarations and filings with, all U.S. federal, provincial, state, local or foreign governmental or regulatory authorities, all self-regulatory organizations and all courts and other tribunals, as are necessary to own or lease its properties and to conduct its business in the manner described in the Disclosure Package and the Final Prospectus, subject to such qualifications as may be set forth in the Disclosure Package and the Final Prospectus and except for such Permits, declarations and filings that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; except as set forth in the Disclosure Package and the Final Prospectus, each of the Company Entities has fulfilled and performed all its material obligations with respect to such Permits which are or will be due to have been fulfilled and performed by such date and no event has occurred that would prevent the Permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such Permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of such Permits contains any restriction that is materially burdensome to the Company Entities, taken as a whole.
(bb) Insurance. Except as set forth in the Disclosure Package and the Final Prospectus with respect to off-hire insurance, the Company Entities are insured by insurers of recognized financial responsibility covering against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring the Company Entities or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company Entities are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by any of the Company Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Company Entities has been refused any insurance coverage sought or applied for; and the Company believes that each of the Company Entities will be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.
(cc) Contracts to be Described or Filed. To the knowledge of the Teekay Parties, there is no agreement, franchise, contract, indenture, lease or other document or instrument of a character required to be described in the Registration Statement, the Disclosure Package or Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.

(dd) Litigation. There is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Teekay Parties, threatened, to which any of the Teekay Entities is or could reasonably be expected to be made a party or to which the business or property of any of the Teekay Entities is or could reasonably be expected to be made subject or that would be required to be disclosed in the Registration Statement which is not adequately disclosed in the Disclosure Package and the Final Prospectus as required, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or, to the knowledge of the Teekay Parties, that has been proposed by any governmental agency, and (iii) no injunction, restraining order or order of any nature issued by a Federal or state court or foreign court of competent jurisdiction to which any of the Teekay Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, (A) could reasonably be expected to (1) individually or in the aggregate have a Material Adverse Effect, or (2) prevent or result in the suspension of the offering and issuance of the Securities, or (B) questions the validity of this Agreement, any Operative Agreement or any Other Agreement.
(ee) Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among any Teekay Entity, on the one hand, and the directors, officers, members, partners, stockholders, customers or suppliers of any Teekay Entity on the other hand that is required to be described in the Disclosure Package and the Final Prospectus that is not so described. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any Teekay Entity to or for the benefit of any of the officers, directors or managers of any Company Entity or their respective family members, except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus. No Teekay Entity has, in violation of the Sarbanes-Oxley Act of 2002, directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of any Company Entity.
(ff) Sarbanes-Oxley Act of 2002. Each of the Company Entities is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission and the New York Stock Exchange (the “NYSE”) that are effective and applicable to each of the Company Entities.
(gg) No Labor Dispute. No labor problem or dispute with the employees of the Teekay Entities exists or is threatened or, to the knowledge of the Teekay Parties, imminent, and none of the Teekay Parties is aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers, that, in each case, could reasonably be expected to have a Material Adverse Effect.
(hh) Tax Returns. Each of the Teekay Entities has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file could not reasonably be expected to have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as could not reasonably be expected to have a Material Adverse Effect.

(ii) Books and Records. Each Company Entity maintains systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(jj) Environmental Compliance. Each Company Entity (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or Hazardous Materials (as defined below) (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business, (iii) has not received notice of any actual or potential liability under any Environmental Law, and (iv) is not a party to or affected by any pending or, to the knowledge of the Teekay Parties, threatened action, suit or proceeding, is not bound by any judgment, decree or order, and has not entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials, except where such noncompliance or deviation from that described in (i) — (iv) above could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Teekay Entities has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”). The term “Hazardous Materials” means (A) any “hazardous substance” as defined in CERCLA, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.
(kk) Effect of Environmental Laws. In the ordinary course of its business, each Company Entity periodically reviews the effect of Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, each Company Entity has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.

(ll) Intellectual Property. The Company Entities own or possess rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, technology, know-how and other intellectual property necessary for the conduct of their respective businesses, except where the failure to possess such rights could not reasonably be expected to have a Material Adverse Effect, and the Company Entities believe that the conduct of their respective businesses do not conflict with, and the Company Entities have not received any notice of any claim of conflict with, any such rights of others.
(mm) No Distribution of Other Offering Materials. None of the Teekay Parties has distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Securities, will not distribute, any prospectus (as defined under the Act) in connection with the offering and sale of the Securities other than the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Final Prospectus or other materials, if any, permitted by the Act, including Rule 134 under the Act.
(nn) Investment Company. None of the Company Entities is now, and after the issuance and sale of the Securities to be sold by the Company hereunder and application of the net proceeds from such sale as described in the Final Prospectus under the caption “Use of Proceeds” will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the “1940 Act”).
(oo) Passive Foreign Investment Company. Subject to the qualifications contained in the Disclosure Package and the Final Prospectus, to the knowledge of the Teekay Parties, the Company is not a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1296 of the Code.
(pp) Foreign Corrupt Practices Act. No Teekay Party nor any director, officer, employee or affiliate of any Teekay Party, nor, to the knowledge of the Teekay Parties, any agent or representative of any Teekay Party, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and each of the Teekay Entities and its affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.
(qq) Sanctions Laws and Regulations. Neither the issuance and sale of the Securities by the Company hereunder nor the use of the proceeds thereof will cause any U.S. person participating in the offering, either as underwriter and/or purchasers of the Securities, to violate the Trading With the Enemy Act, as amended, the International Emergency Economic Powers Act, as amended, or any foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (all such laws and regulations collectively referred to as the “Sanctions Laws and Regulations”) or any enabling legislation or executive order relating thereto.

(rr) OFAC. (i) Each of the Teekay Parties represents that none of the Teekay Entities nor any director or officer thereof, nor, to the knowledge of the Teekay Parties, any employee, agent, affiliate or representative of the Teekay Entities, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:
(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”); nor
(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).
(ii) Each of the Teekay Parties represents and covenants that no Teekay Entity will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or
(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
(iii) Each of the Teekay Parties represents and covenants that each Teekay Entity has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.
(ss) Money Laundering Laws. The operations of the Teekay Entities are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Teekay Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Teekay Entities with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Teekay Parties, threatened.

(tt) Brokers. Except as described in the Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between any Company Entity and any person that would give rise to a valid claim against any Company Entity or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering of the Securities.
(uu) Market Stabilization. None of the Teekay Entities has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
(vv) Prohibition on Dividends. Except as provided in the Credit Agreements and by Section 43 of the Marshall Islands Business Corporations Act, no Subsidiary is prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s equity securities, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.
(ww) Statistical and Market Data. The statistical and market-related data included in the Disclosure Package, the Final Prospectus and the Registration Statement are based on or derived from sources which the Teekay Parties believe to be reliable and accurate.
(xx) No Restrictions. There are no restrictions on subsequent transfers of the Securities under the laws of the Republic of The Marshall Islands.
(yy) Immunity. None of the Teekay Parties nor any of their respective properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the United States, the Republic of The Marshall Islands or Canada or any political subdivisions thereof.
(zz) Taxes. No capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the Republic of The Marshall Islands or Canada, or to any political subdivision or taxing authority of either thereof or therein in connection with the sale and delivery by the Company of the Securities to or for the respective accounts of the Underwriters or the sale and delivery by the Underwriters of the Securities to the initial purchasers thereof.

(aaa) Dividends and Distributions. All dividends and other distributions declared and payable on the shares of capital stock of the Company may, under the current laws and regulations of the Republic of The Marshall Islands and any political subdivisions thereof, be paid in United States dollars and may be freely transferred out of the Republic of The Marshall Islands, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the Republic of The Marshall Islands and are otherwise free and clear of any other tax, withholding or deduction and without the necessity of obtaining any Consents of or with any court or governmental agency or body in the Republic of The Marshall Islands or any political subdivision thereof.
(bbb) Business in the Marshall Islands. The Company is not carrying on any business or conducting any transactions in the Republic of The Marshall Islands.
(ccc) Parent Ownership of Class A and Class B Shares. Parent owns directly (or indirectly through THL) 12,500,000 shares of Class B common stock, $0.01 par value, of the Company (“Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”) and 3,612,244 shares of Class A Common Stock. All such shares of Class A Common Stock and Class B Common Stock (collectively, the “Parent Shares”) have been duly authorized and are validly issued, fully paid and nonassessable; and Parent owns all such shares free and clear of all Liens.
(ddd) Enforceability of Agreements. To the knowledge of the Company, the Gemini Pooling Agreement has been duly authorized, executed and delivered by Parent or Teekay Chartering Limited, as applicable, and, to the knowledge of the Company, is a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms; provided that, the enforceability of the Gemini Pooling Agreement may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and, provided further, that the indemnity, contribution and exoneration provisions contained in the Gemini Pooling Agreement may be limited by applicable laws and public policy.
Any certificate signed by any officer of any Teekay Party and delivered to the Representatives or to counsel for the Underwriters in connection with the closing of the Offering shall be deemed a representation and warranty by such Teekay Party, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $10.8768 per share, the amount of the Firm Securities set forth opposite such Underwriter’s name in Schedule I hereto.
(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 1,290,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the Firm Securities. Said option may be exercised only to cover over-allotments in the sale of the Firm Securities by the Underwriters. Said option may be exercised in whole or in part at any time and from time to time on or before the 30th day after the date of the Final Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the Option Closing Date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.
3. Delivery and Payment. Delivery of and payment for the Firm Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 9:00 AM, New York City time, on February 9, 2011, at the offices of Cravath, Swaine & Moore LLP, New York, New York, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Firm Securities and the Option Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.
If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at 1585 Broadway, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the Option Closing Date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.
4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5. Agreements. Each of the Teekay Parties, jointly and severally, agrees with the several Underwriters that:
(a) Preparation of the Final Prospectus and Registration Statement. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished to you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.
(b) Notification Regarding Disclosure Package. If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.
(c) Filing of Amendment or Supplement. If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented prospectus to you in such quantities as you may reasonably request.

(d) Reports to Shareholders. As soon as practicable, but in any event not later than 90 days after the close of the period covered thereby, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.
(e) Copies of Reports. The Company will furnish or make available via the Commission’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) to its shareholders annual reports containing financial statements audited by independent public accountants and quarterly reports containing financial statements and financial information which may be unaudited. The Company will, for a period of two years from the Closing Date, furnish or make available via EDGAR, to the Underwriters a copy of each annual report, quarterly report, current report and all other documents, reports and information furnished by the Company to holders of the Securities (excluding any periodic income tax reporting materials) or filed with any securities exchange or market pursuant to the requirements of such exchange or market or with the Commission pursuant to the Act or the Exchange Act (other than any annual chief executive officer certification and annual written affirmations to the NYSE).
(f) Signed Copies of the Registration Statement. The Company will furnish to the Representatives and counsel for the Underwriters photocopies of signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.
(g) Qualification of Securities. The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate and will maintain such qualifications in effect so long as reasonably required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Company will, from time to time, prepare and file such statements and reports as are or may be reasonably required of it to continue such qualifications in effect for so long a period as the Underwriters may reasonably request for the distribution of the Securities.

(h) Lock-up Period; Lock-up Letters. The Company will not and will cause its subsidiaries, directly or indirectly, not to, without the prior written consent of Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or its affiliates) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Class A Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Class A Common Stock; or publicly announce an intention to effect any such transaction, for a period of 60 days after the date of this Underwriting Agreement (the “restricted period”); provided, however, that the Company may grant restricted shares or options to purchase Class A Common Stock under the Company’s 2007 Long-Term Incentive Plan. Notwithstanding the foregoing, if (x) during the last 17 days of the restricted period the Company issues an earnings release or announces material news or a material event relating to the Company occurs, or (y) prior to the expiration of the restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event. The Company will provide the Representatives and any co-managers and each individual subject to the restricted period pursuant to the lock-up letters described in Section 6(p) with prior notice of any such announcement that gives rise to an extension of the restricted period.
(i) Compliance with the Sarbanes-Oxley Act. Each of the Company Entities will comply in all material respects with all applicable securities and other applicable provisions of the Sarbanes-Oxley Act.
(j) Price Manipulation. The Teekay Parties will not take, directly or indirectly, any action designed to or that would constitute or that could reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(k) Expenses. The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the NYSE; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (vii) any filings required to be made with the Financial Industry Regulatory Authority (including filing fees); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses of the Company or the Teekay Entities incident to the performance by them of their obligations hereunder. Notwithstanding the foregoing, it is understood that, except as expressly provided in this subsection (k), and Sections 7 and 8 hereof, the Underwriters will pay all of their own costs and expenses, including without limitation, fees and disbursements of their counsel (including in connection with any filings required to be made with the Financial Industry Regulatory Authority), transfer taxes on the resale by them of any of the Securities by them, the transportation and other expenses incurred by or on their behalf in connection with presentations to prospective purchasers of Securities and any advertising expenses relating to the offers they may make.
(l) Issuer Free Writing Prospectus. Each Teekay Party agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(m) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Disclosure Package and the Final Prospectus under “Use of Proceeds”.
(n) Investment Company. For a period of five years after the Closing Date or, if later, the Option Closing Date, the Company will use its best reasonable efforts to ensure that no Company Entity, nor any subsidiary thereof, shall become an “investment company” as defined in the 1940 Act.
(o) Sanctions Laws and Regulations. The Company will not take, and will cause each subsidiary not to take, directly or indirectly, any action that could reasonably be expected to result in a violation by any U.S. person participating in the offering of the Sanctions Laws and Regulations with respect to the sale of the Securities hereunder. Further, the Company will not use, and will cause each subsidiary not to use, the proceeds from the sale of the Securities, directly or indirectly, for any purpose or activity that would cause the Underwriters or any purchaser of the Securities to be in violation of the Sanctions Laws and Regulations or any agent or “Specially Designated National” of any country the subject of the Sanctions Laws and Regulations, or any person or entity of any country the subject of the Sanctions Laws and Regulations.
6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Firm Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Teekay Parties contained herein as of the Execution Time, the Closing Date and any Option Closing Date pursuant to Section 3 hereof, to the accuracy of the statements of the Teekay Parties made in any certificates delivered pursuant to the provisions hereof, to the performance by the Teekay Parties of their obligations hereunder and to the following additional conditions:
(a) The Final Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
(b) All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Class A Common Stock, the Registration Statement and the Final Prospectus, and all other legal matters relating to this Agreement and transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(c) The Company shall have requested and caused Watson, Farley & Williams (New York) LLP, special Marshall Islands counsel for the Company, to have furnished to the Representatives their written opinion, dated the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, substantially to the effect that:
(i) Formation of the Company and the Manager. The Company and the Manager have each been duly incorporated and are validly existing in good standing as corporations under the laws of the Republic of The Marshall Islands, and have the corporate power and authority to own or lease their properties and to conduct their businesses, in each case in all material respects as described in the Registration Statement, the Disclosure Package and the Final Prospectus.
(ii) Formation of Subsidiaries. Each Subsidiary has been duly formed and is validly existing in good standing as a limited liability company under the law of the Republic of The Marshall Islands, and has the limited liability company power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement, the Disclosure Package and the Final Prospectus.
(iii) Valid Issuance of the Class A Common Stock. The Firm Securities and the Optional Securities, as the case may be, when issued and delivered to the Underwriters against payment therefor by the Company pursuant to this Agreement, have been validly issued and are fully paid and nonassessable.
(iv) Ownership of the Subsidiaries. The Company owns 100% of the equity interests in each of the Subsidiaries; such equity interests have been duly authorized and validly issued in accordance with the Subsidiaries’ Organizational Documents, have been fully paid and are nonassessable; and the Company owns such equity interests free and clear of all Liens except for Liens pursuant to the Credit Agreements.
(v) Parent Ownership of Class A and Class B Shares. Parent owns directly (or indirectly through THL) the Parent Shares and all such Parent Shares have been duly authorized, have been validly issued and fully paid and are nonassessable.
(vi) No Preemptive Rights or Options. Except as described in the Disclosure Package and the Final Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity interests of any Company Entities, in each case pursuant to the organizational documents of such entity. To the knowledge of such counsel and except as described in the Disclosure Package and the Final Prospectus, there are no outstanding options or warrants to purchase (A) any shares of Class A Common Stock or other interests in the Company or (B) any equity interests in any Subsidiary.

(vii) Authority and Authorization. The Company has all requisite corporate power and authority to issue, sell and deliver the Securities, in accordance with and upon the terms and conditions set forth in this Agreement, the Registration Statement and the Final Prospectus. All corporate action required to be taken by any of the Teekay Entities or any of their respective stockholders, pursuant to the law of the Republic of The Marshall Islands for the authorization, issuance, sale and delivery of the Securities and the consummation of the transactions contemplated by this Agreement has been validly taken.
(viii) Due Execution and Delivery of the Underwriting Agreement. This Agreement has been duly authorized and validly executed and delivered by each such Teekay Entity party hereto.
(ix) No Conflicts. None of the offering, issuance and sale by the Company of the Securities or the execution, delivery and performance by the Teekay Entities of this Agreement, or the consummation of the transactions contemplated hereby (i) conflicts or will conflict with or constitutes or will constitute a violation of the organizational documents of any Company Entity, (ii) violates or will violate any statute, law, rule, regulation, judgment, order or decree known to such counsel of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority situated in, the Republic of The Marshall Islands, or (iii) to such counsel’s knowledge, results or will result in the creation or imposition of any Lien upon any property or assets of any of the Company Entities (other than liens referred to or described in the Disclosure Package and the Final Prospectus).
(x) No Consents. No Consent (as defined under Section 1(s)) under the law of the Republic of The Marshall Islands is required for the offering, issuance and sale by the Company of the Securities or the consummation of the transactions contemplated by this Agreement.
(xi) Permits. To the knowledge of such counsel, no Permits (as defined under Section 1(aa) of this Agreement) of, or declarations or filings with, any governmental or regulatory authorities of the Republic of The Marshall Islands are required for any of the Company Entities to own or lease its properties and to conduct its business in the manner described in the Disclosure Package and the Final Prospectus.

(xii) Accuracy of Statements. The statements in the Company’s Annual Report for the year ended December 31, 2009 on Form 20-F, as amended, and incorporated by reference into the Registration Statement, the Disclosure Package and the Final Prospectus under the captions “Information on the Company- Regulations- Regulation—International Maritime Organization (or IMO)”, “Information on the Company- Regulations- Environmental Regulations- United States Regulations”, “Information on the Company- Regulations- Environmental Regulations-Other Environmental Initiatives”, “Information on the Company- Regulations- Vessel Security Regulation”, “Information on the Company- Taxation of the Company- Marshall Islands Taxation”, “Additional Information- Non-United States Tax Considerations- Marshall Islands Tax Consequences”, and the statements in the Registration Statement, Disclosure Package and the Final Prospectus under the captions “Non-United States Tax Considerations”, “Service of Process and Enforcement of Civil Liabilities” and “Description of Capital Stock”, insofar as they purport to constitute summaries of Marshall Islands law, fairly describe in all material respects the portions of the statutes and regulations addressed thereby.
(xiii) Negative Assurance. Although such counsel has not independently verified, is not passing on and is not assuming any responsibility for the accuracy, completeness or fairness of the statements in the Company’s Annual Report for the year ended December 31, 2009 on Form 20-F, as amended, and incorporated by reference into the Registration Statement, the Disclosure Package and the Final Prospectus under the captions “Information on the Company- Taxation of the Company- Marshall Islands Taxation”, “Additional Information- Non-United States Tax Considerations- Marshall Islands Tax Consequences”, and the statements in the Registration Statement, Disclosure Package and the Final Prospectus under the captions “Non-United States Tax Considerations” and “Service of Process and Enforcement of Civil Liabilities” (except to the extent specified in the foregoing opinion), no facts have come to such counsel’s attention that lead such counsel to believe that the above-referenced sections of the Registration Statement, as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the above-referenced sections of the Final Prospectus, as of its issue date and the Closing Date, contains or contained an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that the above-referenced sections of the Disclosure Package, as of the Execution Time, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(xiv) Choice of Law. The choice of New York law to govern this Agreement constitutes a valid choice of law under the law of the Republic of The Marshall Islands.
(xv) Non-Exclusive Jurisdiction. The submission by the Company to the non-exclusive jurisdiction of any Federal or state court in the Borough of Manhattan, The City of New York, is a valid submission under the law of the Republic of The Marshall Islands.

(xvi) Enforcement of Judgments. A judgment granted by a foreign court against the Company may be enforced in the Republic of The Marshall Islands without a retrial on the merits of the matter provided that: (i) the judgment is for a sum of money and is final in the jurisdiction granting the judgment; (ii) the court granting the judgment had jurisdiction under the laws of the place where it sat and the judgment does not offend principles of the Republic of The Marshall Islands as to due process, propriety or public order, and (iii) the defendant was actually present in person or by a duly appointed representative and the judgment does not constitute in effect a default judgment.
In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Teekay Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to Federal laws, the laws of the State of New York and the laws of the Republic of The Marshall Islands, (D) state that they express no opinion with respect to the title of any of the Teekay Entities to any of their respective real or personal property purported to be transferred by the Contribution Documents nor with respect to the accuracy or descriptions of real or personal property. References to the Final Prospectus in this paragraph (c) shall also include any supplements thereto at the Closing Date.
(d) The Company shall have requested and caused Watson, Farley & Williams LLP, special English counsel for the Company, to have furnished to the Representatives their written opinion, dated the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, to the effect that:
(i) Enforceability of Management Agreement and Pooling Agreements. Each of the Management Agreement and the Pooling Agreements constitutes a valid and legally binding obligation of each of the parties thereto, enforceable against each such party in accordance with its respective terms, except that (i) the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.
(ii) An English court would hold that English law is the applicable law of the Management Agreement and the Pooling Agreements.

(iii) No permission, filing or approval of any governmental authority in England applicable to companies generally is required in connection the Management Agreement and the Pooling Agreements for them to be valid and enforceable under English law; and it is not necessary to register the Management Agreements or the Pooling Agreements in any public office in England.
(e) The Company shall have requested and caused Perkins Coie LLP, counsel for the Company, to have furnished to the Representatives their written opinion, dated the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, to the effect that:
(i) Tax Opinion. The opinion of Perkins Coie LLP that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.
(ii) No Registration Rights. Except as described in the Disclosure Package and the Final Prospectus, to the knowledge of such counsel, there are no contracts, agreements or understandings between any of the Teekay Entities and any person granting such person the right, that has not been waived in writing with respect to the offering of Securities contemplated hereby, to require any of the Teekay Entities to file a registration statement under the Act with respect to any securities of any of the Company Entities owned or to be owned by such person or to require any of the Teekay Entities to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by any Company Entity under the Act.
(iii) Accuracy of Statements. The statements in the Company’s Annual Report for the year ended December 31, 2009 on Form 20-F, as amended, and incorporated by reference into the Registration Statement, the Disclosure Package and the Final Prospectus under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations- Liquidity and Capital Resources- Liquidity and Cash Needs,” “Information on the Company- Business Overview- Our Charters and Participation in the Teekay Pool and Gemini Pool- Voyage Charters,” “Information on the Company- Business Overview- Our Charters and Participation in the Teekay Pool and Gemini Pool- Time Charters,” “Major Shareholders and Related Party Transactions- Related Party Transactions- Management Agreement,” “Major Shareholders and Related Party Transactions- Related Party Transactions- Pooling Agreements”, and “Major Shareholders and Related Party Transactions- Related Party Transactions- Contribution, Conveyance and Assumption Agreement”; the statements in the Company’s Report on Form 6-K for the quarterly period ended September 30, 2010 and incorporated by reference into the Registration Statement, the Disclosure

Package and the Final Prospectus under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations- Liquidity and Capital Resources- Liquidity and Cash Needs”; and the statements in the Registration Statement, Disclosure Package and the Final Prospectus under the caption “Our Dividend Policy and Restrictions on Dividends- Limitations on Dividends and Our Ability to Change Our Dividend Policy,” insofar as they constitute descriptions of agreements, fairly describe in all material respects the portions of the agreements addressed thereby; provided, however, that such counsel need not express any opinion with respect to Marshall Islands law.
(iv) Effectiveness of Registration Statement. The Registration Statement has been declared effective under the Act; any required filing of the Final Prospectus and of, any supplements thereto pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or threatened.
(v) Compliance as to Form. The Registration Statement and the Final Prospectus (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder.
(vi) Legal Proceedings or Contracts to be Described or Filed. To the knowledge of such counsel, (i) there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Teekay Entities or its property of a character required to be disclosed in the Registration Statement which is not disclosed in the Disclosure Package and the Final Prospectus as required and (ii) there is no agreement, franchise, contract, indenture, lease or other document or instrument of a character that are required to be described in the Registration Statement or the Final Prospectus by the Act or to be filed by the Act as exhibits to the Registration Statement that are not described or filed as required.
(vii) Investment Company. No Company Entity is an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(viii) No Conflicts. None of (i) the offering, issuance and sale by the Company of the Securities or (ii) the execution, delivery and performance by the Company of the Underwriting Agreement conflicts with or constitutes a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default), under the terms of any indenture, contract, mortgage, deed of trust, note agreement, loan agreement, lease or other agreement or instrument filed as an exhibit to the Registration Statement (including any document filed as an exhibit to any document incorporated by reference into the Registration Statement), which conflicts, breaches, violations or defaults would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
In addition, such counsel shall state that, in the course of such counsel’s participation, as counsel to the Company, in the preparation of the Registration Statement, the Disclosure Package and the Final Prospectus, such counsel has attended conferences with, among others, representatives of the Underwriters, officers and other representatives of the Company and the independent public accountants for the Company, at which conferences the contents of the Registration Statement, the Disclosure Package and the Final Prospectus were discussed. Such counsel shall also state that, without undertaking to determine independently or assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Final Prospectus, such counsel has no reason to believe that: (i) the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Disclosure Package, as of the Execution Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Final Prospectus, as of its issue date or as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need not express any statement or belief with respect to (x) the financial statements included therein, including the notes and schedules thereto and the auditor’s report, thereon, or (y) the other financial or statistical data included in the Registration Statement, Disclosure Package or the Final Prospectus).
(f) The Company shall have requested and caused Lennox Patton, special Bahamian counsel for the Company, to have furnished to the Representatives their written opinion, dated the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, to the effect that:
(i) Ownership of Vessels. Each of the vessels identified in Schedule III-A hereto as registered under the laws of the Bahamas is registered under the law of the Bahamas in the ownership of the owning entity identified in Schedule III-A hereto, free and clear of all recorded pledges, liens, encumbrances, security interests, charges, equities or other claims, except (i) as described, and subject to limitations contained, in the Disclosure Package and the Final Prospectus or (ii) as do not materially affect the value of such property, taken as a whole, as they have been used in the past and are proposed to be used in the future, as described in the Disclosure Package and the Final Prospectus.

(g) The Company shall have requested and caused Adrian Dirassar, Associate General Counsel for Parent, to have furnished to the Representatives a letter, dated the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, which shall state that such counsel has participated in conferences with officers and other representatives of the Teekay Entities and the independent public accountants of the Company and your representatives, at which the contents of the Registration Statement, the Disclosure Package and the Final Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Disclosure Package and the Final Prospectus, no facts have come to such counsel’s attention that lead such counsel to believe that: (i) the Registration Statement (other than (x) the financial statements included therein, including the notes and schedules thereto and the auditors’ reports thereon, and (y) the other financial and statistical information included therein, as to which such counsel need not comment), as of its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Disclosure Package (other than (x) the financial statements included therein, including the notes and schedules thereto and the auditors’ reports thereon, and (y) the other financial and statistical information included therein, as to which such counsel need not comment), as of the Execution Time contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Final Prospectus (other than (x) the financial statements included therein, including the notes and schedules thereto and the auditors’ reports thereon, and (y) the other financial and statistical information included therein, as to which such counsel need not comment), as of its issue date and the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(h) The Representatives shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(i) Each of the Manager and the Company shall have furnished to the Underwriters a certificate, signed by the principal executive officer and the principal financial officer of each such entity, dated the Closing Date and addressed to the Underwriters, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:
(i) the representations and warranties of the Teekay Parties in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and each Teekay Party has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;
(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to such entity’s knowledge, threatened; and
(iii) since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the general affairs, condition (financial or otherwise), results of operations, business, properties, assets or prospects of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
(j) The Company shall have requested and caused Ernst & Young LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Representatives, confirming that they are independent accountants with respect to the Teekay Entities within the meaning of the Act and the Exchange Act and the applicable rules and regulations adopted by the Commission thereunder and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and stating in effect that:
(i) in their opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission;

(ii) on the basis of (i) a reading of the audited financial statements of the Company and its subsidiaries, the audited combined carve-out financial statements of Yamuna Spirit (Predecessor), Yamuna Spirit (Successor), Kaveri Spirit (Predecessor), Kaveri Spirit (Successor), the audited carve-out financial statements of Helga Spirit, the audited carve-out financial statements of Esther Spirit and the audited carve-out financial statements of Iskmati Spirit (Predecessor), Iskmati Spirit (Successor); (ii) performing the procedure specified by the PCAOB for a review of interim financial information as described in SAS No. 100, Interim Financial Information, on (A) the unaudited consolidated financial statements of the Company for the three-month periods ended March 31, 2009 and March 31, 2010, the three- and six-month periods ended June 30, 2009 and June 30, 2010 and the three- and nine-month periods ended September 30, 2009 and September 30, 2010; (B) the unaudited interim combined carve-out financial statements of Yamuna Spirit (Successor) and Kaveri Spirit (Successor) for the three-month periods ended March, 31, 2009 and March 31, 2010; (C) the unaudited interim carve-out financial statements of Helga Spirit for the three-month periods ended March 31, 2009 and March 31, 2010; (D) the unaudited interim carve-out financial statements of Esther Spirit for the three- and nine-month periods ended September 30, 2009 and September 30, 2010; and (E) the unaudited interim carve-out financial statements of Iskmati Spirit (Successor) for the three- and nine-month periods ended September 30, 2009 and September 30, 2010, each of the financial statements in (A) through (E) incorporated by reference into the Registration Statement, the Disclosure Package and the Final Prospectus; (iii) carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; and (iv) a reading of the minutes of the meetings of the stockholders, directors and committees of the Company; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to September 30, 2010, nothing came to their attention which caused them to believe that:
(1) (A) Any material modifications should be made to the unaudited consolidated financial statements of the Company, Yamuna Spirit (Successor) and Kaveri Spirit (Successor) and Helga Spirit for the three-month periods ended March 31, 2009 and March 31, 2010, any material modifications should be made to the unaudited consolidated financial statements of the Company for the three- and six-month periods ended June 30, 2009 and June 30, 2010 and any material modifications should be made to the unaudited consolidated financial statements of the Company, Esther Spirit and Iskmati Spirit (Successor) for the three- and nine-month periods ended September 30, 2009 and September 30, 2010, each incorporated by reference into the Registration Statement, the

Disclosure Package and the Final Prospectus, for them to be in conformity with generally accepted accounting principles or (B) the unaudited consolidated financial statements of the Company, Yamuna Spirit (Successor) and Kaveri Spirit (Successor) and Helga Spirit for the three-month periods ended March 31, 2009 and March 31, 2010, the unaudited consolidated financial statements of the Company for the three- and six-month periods ended June 30, 2009 and June 30, 2010 and the unaudited consolidated financial statements of the Company, Esther Spirit and Iskmati Spirit (Successor) for the three- and nine-month periods ended September 30, 2009 and September 30, 2010, each incorporated by reference into the Registration Statement, the Disclosure Package and the Final Prospectus, do not comply as to form in all material respects with the applicable accounting requirements of the Act, the Exchange Act and the related rules and regulations adopted by the Commission.
(2) with respect to the period subsequent to September 30, 2010, (A) at a specified date not more than five days prior to the date of the letter, there was any increase in the Company’s long-term debt or decreases in the consolidated net current assets (working capital) without regard to the change (if any) in the current portion of derivative assets and liabilities of the Company as compared with the amounts shown on the September 30, 2010 consolidated balance sheet incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, or (B) for the period from October 1, 2010 to such specified date, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues and consolidated income from vessel operations of the Company, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; or
(3) the information included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus in response to Form 20-F, Item 3A (Selected Financial Data) and Form 20-F, Item 6B (Compensation) is not in conformity in all material respects with the applicable disclosure requirements of Form F-3 and Form 20-F; and

(iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and Teekay Tankers Predecessor) set forth in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, including the information set forth in (i) the Company’s Annual Report for the year ended December 31, 2009 on Form 20-F, as amended by Amendment No. 1 thereto, and incorporated by reference into the Registration Statement, the Disclosure Package and the Final Prospectus under the captions “Item 3. Key Information- Selected Financial Data” and “Item 5. Operating and Financial Review and Prospects- Management’s Discussion and Analysis of Financial Condition and Results of Operations”; (ii) the Company’s Report on Form 6-K for the quarterly period ended March 31, 2010 and incorporated by reference into the Registration Statement, the Disclosure Package and the Final Prospectus under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; (iii) the Company’s Report on Form 6-K for the quarterly period ended June 30, 2010 and incorporated by reference into the Registration Statement, the Disclosure Package and the Final Prospectus under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; and (iv) the Company’s Report on Form 6-K for the quarterly period ended September 30, 2010 and incorporated by reference into the Registration Statement, the Disclosure Package and the Final Prospectus under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” agrees with the accounting records of the Company and Teekay Tankers Predecessor, excluding any questions of legal interpretation.
(iv) on the basis of a reading of the unaudited pro forma financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus (the “pro forma financial statements”); carrying out certain specified procedures; inquiries of certain officials of Teekay Entities who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

References to the Final Prospectus in this paragraph (j) include any supplement thereto at the date of the letter.
(k) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (j) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the general affairs, management, condition (financial or otherwise), stockholders’ equity, members’ equity, results of operations, business, properties, assets or prospects of the Company Entities taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).
(l) Prior to the Closing Date, the Teekay Entities shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.
(m) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the debt securities of the Company Entities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
(n) The Securities shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Representatives.
(o) At the Execution Time, the Company shall have furnished to the Representatives a lock-up letter substantially in the form of Exhibit A hereto from Parent and each officer and director of the Company and addressed to the Representatives.
If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
The documents required to be delivered by this Section 6 shall be delivered at the office of Cravath, Swaine & Moore LLP, counsel for the Underwriters, at Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Teekay Parties to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Teekay Parties will reimburse the Underwriters severally through Morgan Stanley & Co. Incorporated on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities.
8. Indemnification and Contribution. (a) The Teekay Parties, jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees, agents and affiliates of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Teekay Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Teekay Parties by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Teekay Parties may otherwise have.
(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Teekay Parties, each of their respective directors, each of their respective officers who signs the Registration Statement, and each person who controls the Teekay Parties within the meaning of either the Act or the Exchange Act, to the same extent as the indemnity in Section 8(a) from the Teekay Parties to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Teekay Parties by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Teekay Parties acknowledge that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and (ii) under the heading “Underwriting”, (A) the list of Underwriters and their respective participation in the sale of the Securities and (B) the paragraphs related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8 notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel (in addition to local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld, conditioned or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.
(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Teekay Parties, jointly and severally, and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which one or more of the Teekay Parties and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Teekay Parties on the one hand and by the Underwriters on the other from the Offering; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Teekay Parties and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Teekay Parties on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Teekay Parties shall be deemed to be equal to the total net proceeds from the Offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Teekay Parties on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, agent and affiliates of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls any of the Teekay Parties within the meaning of either the Act or the Exchange Act, each officer of any of the Teekay Parties who shall have signed the Registration Statement and each director of any of the Teekay Parties shall have the same rights to contribution as the Teekay Parties, subject in each case to the applicable terms and conditions of this paragraph (d).
9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Teekay Parties. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Teekay Parties and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Class A Common Stock shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Final Prospectus (exclusive of any supplement thereto).
11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Teekay Parties or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Teekay Parties or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7, 8 and 9 hereof shall survive the termination or cancellation of this Agreement.
12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, to Equity Capital Markets Syndicate Desk, Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, and to Equity Syndicate Desk, J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax no. 212-622-8358); or, if sent to the Company, will be mailed, delivered or telefaxed to Teekay Tankers Ltd., 4th Floor, Belvedere Building, 69 Pitts Bay Road, Hamilton, HM 08, Bermuda, Attn. Corporate Secretary (fax no. +1 441 292-3931), with a copy to Perkins Coie LLP, 1120 N.W. Couch Street, 10th Floor, Portland, Oregon 97209-4128, Attn: David Matheson (fax no. 503-727-2222).
13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No fiduciary duty. Each of the Teekay Parties hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of any of the Teekay Parties and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Teekay Parties agrees that it is solely responsible for making its own judgments in connection with the Offering (irrespective of whether any of the Underwriters has advised or is currently advising it on related or other matters). Each of the Teekay Parties agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Teekay Parties and the Underwriters, or any of them, with respect to the subject matter hereof.
16. Judicial Proceedings.
(a) Each of the Teekay Parties irrevocably (i) agrees that any legal suit, action or proceeding against it arising out of or based upon this Agreement, the transactions contemplated hereby or alleged violations of the securities laws of the United States or any state in the United States may be instituted in any New York court, (ii) waive, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding in any New York court and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Each of the Teekay Parties has appointed Watson, Farley & Williams (New York) LLP, as its authorized agent (the “Authorized Agent”), upon whom process may be served in any such action arising out of or based on this Agreement, the transactions contemplated hereby or any alleged violations of the securities laws of the United States or any state in the United States which may be instituted in any New York court, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. Each of the Teekay Parties represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to any of the Teekay Parties shall be deemed, in every respect, effective service of process upon such Teekay Party.

(b) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase U.S. dollars with such other currency in the City of New York on the business day preceding that on which final judgment is given. The obligations of the Teekay Parties in respect of any sum due from it to the Underwriters shall, notwithstanding any judgment in a currency other than U.S. dollars, not be discharged until the first business day, following receipt by the Underwriters of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Underwriters may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to the Underwriters hereunder, each of the Teekay Parties agrees, as a separate obligation and notwithstanding any such judgment, that the party responsible for such judgment shall indemnify the Underwriters against such loss. If the U.S. dollars so purchased are greater than the sum originally due to the Underwriters hereunder, the Underwriters agree to pay to the applicable Teekay Party an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriters hereunder.
17. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
18. Waiver of Jury Trial. Each of the Teekay Parties hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
19. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
20. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
21. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.
“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Base Prospectus” shall mean the base prospectus referred to in Section 1(a) above contained in the Registration Statement at the Effective Date.
“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
“Commission” shall mean the Securities and Exchange Commission.
“Disclosure Package” shall mean (i) the Base Prospectus, as amended and supplemented to the Execution Time, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (iv) the other information, if any, identified in Schedule V hereto.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.
“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.
“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in Section 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.
“Registration Statement” shall mean the registration statement referred to in Section 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.
“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433” and “Rule 462” refer to such rules under the Act.
“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Manager and the several Underwriters.

Very truly yours,

Teekay Tankers Ltd.

By:	/s/ Peter Evensen Name: Peter Evensen
Title: Executive Vice President

Teekay Tankers Management Services Ltd.

By:	/s/ Peter Evensen Name: Peter Evensen
Title: Executive Vice President
[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.
Morgan Stanley & Co. Incorporated
Deutsche Bank Securities Inc.
J.P. Morgan Securities LLC
By: Morgan Stanley & Co. Incorporated

By:	/s/ Kent Hitchcock Name: Kent Hitchcock
Title: Managing Director

By: Deutsche Bank Securities Inc.

By:	/s/ Michael Ryan Name: Michael Ryan
Title: Managing Director

By:	/s/ Isobel van Daesdonk Name: Isobel van Daesdonk
Title: Director

By: J.P. Morgan Securities LLC

By:	/s/ N. Goksu Yolac Name: N. Goksu Yolac
Title: Executive Director
For themselves and the other several
Underwriters named in Schedule I
to the foregoing Agreement.
[Signature Page to Underwriting Agreement]

SCHEDULE I

Number of Firm Securities
Underwriters	to be Purchased
Morgan Stanley & Co. Incorporated	3,096,000
Deutsche Bank Securities Inc.	1,978,000
J.P. Morgan Securities LLC	1,978,000
Credit Suisse Securities (USA) LLC	860,000
BNP Paribas Securities Corp.	344,000
Scotia Capital (USA) Inc.	344,000

Total	8,600,000

SCHEDULE II
None.

SCHEDULE III-A

Subsidiary	Jurisdiction of Registration	Vessel Name
Erik Spirit L.L.C.	Bahamas	Erik Spirit

Matterhorn Spirit L.L.C.	Bahamas	Matterhorn Spirit

Everest Spirit Holding L.L.C.	Bahamas	Everest Spirit

Kanata Spirit Holding L.L.C.	Bahamas	Kanata Spirit

Kareela Spirit Holding L.L.C.	Bahamas	Kareela Spirit

Kyeema Spirit Holding L.L.C.	Bahamas	Kyeema Spirit

Nassau Spirit Holding L.L.C.	Bahamas	Nassau Spirit

Ganges Spirit L.L.C.	Bahamas	Ganges Spirit

Narmada Spirit L.L.C.	Bahamas	Narmada Spirit

Ashkini Spirit L.L.C.	Bahamas	Ashkini Spirit

Yamuna Spirit L.L.C.	Bahamas	Yamuna Spirit

Kaveri Spirit L.L.C.	Bahamas	Kaveri Spirit

Helga Spirit L.L.C.	Bahamas	Helga Spirit

Esther Spirit L.L.C.	Bahamas	Esther Spirit

Iskmati Spirit L.L.C.	Bahamas	Iskmati Spirit
SCHEDULE III-B
Subsidiary
VLCC A Investment L.L.C.

VLCC B Investment L.L.C.

Sotra Spirit Holding L.L.C.

Falster Spirit Holding L.L.C.

SCHEDULE IV
1.	Kareela Spirit Time Charter Party, dated November 4, 2008, between Teekay Chartering Limited as Disponent Owner and Valero Marketing and Supply Company as Charterer.
2.	Kyeema Spirit Time Charter Party, dated October 31, 2008, between Teekay Chartering Limited as Disponent Owner and StatoilHydro ASA as Charterer.
3.	Nassau Spirit Time Charter Party, dated July 18, 2008, between Teekay Tankers, Ltd. as Owner and Teekay Chartering Limited as Disponent Owner and AET UK as Charterer.
4.	Ganges Spirit Time Charter Party, dated April 18, 2005, between Laurel Shipping LLC as Owner and Hyundai Merchant Marine Co., Ltd. as Charterer, novated April 7, 2008 to Ganges Spirit LLC as Owner.
5.	Kanata Spirit Time Charter Party (as assignee of Kareela Spirit), dated October 15, 2003, between Teekay Chartering Limited as Disponent Owner and Sabic Hydrocarbons bv as Charterer, along with Addendums No. 1 — 4.
6.	Everest Spirit Time Charter Party, dated January 19, 2010, between Teekay Chartering Limited as Disponent Owner and Clearlake Shipping Limited as Charterer.
7.	Narmada Spirit Time Charter Party, dated November 12, 2009, between Teekay Chartering Ltd. as Disponent Owner and Repsol YPF Trading y Transporte, S.A. as Charterer.
8.	Yamuna Spirit Time Charter Party (as assignee of Max Jacob), dated April 18, 2005, between Sacramento Shipping LLC (now Laurel Shipping LLC) as owner and Hyundai Merchant Marine Co., Ltd. as Charterer, novated November 1, 2009 to Yamuna Spirit LLC as Owner, along with Addendum No. 1.
9.	Esther Spirit Time Charter Party, dated May 18, 2010, between Teekay Chartering Ltd. as Owner and CSC Oil Transportation (S) Pte Ltd as Charterer, contributed to Esther Spirit LLC on November 1, 2010 as Owner, along with Addendum No. 1.
10.	Matterhorn Spirit Time Charter Party, dated November 2, 2009, between Teekay Chartering Ltd. as Owner and Statoil ASA as Charterer.

SCHEDULE V
Schedule of other information included in the Disclosure Package:
1. Number of shares: 8,600,000
2. Over-allotment option number of shares: 1,290,000
3. Price to public: $11.33

EXHIBIT A
[Form of Lock-Up Agreement]
[Letterhead of officer, director of Company]
Teekay Tankers Ltd.
Public Offering of Class A Common Stock
[●], 2011
Morgan Stanley & Co. Incorporated
Deutsche Bank Securities Inc.
J.P. Morgan Securities LLC
As Representatives of the several Underwriters,
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
Ladies and Gentlemen:
This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among Teekay Tankers Ltd., a Marshall Islands corporation (the “Company”), Teekay Tankers Management, Ltd., a Marshall Islands corporation, and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of Class A Common Stock, $0.01 par value per share (the “Class A Common Stock”), of the Company.
In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for the Company’s capital stock, or publicly announce an intention to effect any such transaction, for a period of 60 days after the date of the Underwriting Agreement, other than shares of Class A Common Stock disposed of as bona fide gifts approved by Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC.

If (i) the Company issues an earnings release or announces material news, or a material event relating to the Company occurs, during the last 17 days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the lock-up period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC waive, in writing, such extension. The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice to the undersigned of any event that would result in an extension of the Lock-Up Period and agrees that any such notice properly delivered to the undersigned will be deemed to have been given to, and received by, the undersigned.
Notwithstanding the foregoing, the restrictions herein shall not apply to transactions relating to the Class A Common Stock acquired in open market transactions after the completion of the public offering, provided that with respect to any proposed subsequent sales of the Class A Common Stock acquired in such open market transactions, it shall be a condition to such proposed subsequent sales that no filing by any party under the U.S. Securities Exchange Act of 1934 shall be required or shall be voluntarily made in connection with such sales.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), this lock-up agreement shall likewise automatically be terminated.

Yours very truly,

[Signature of officer, director or major stockholder]

[Name and address of officer, director or major stockholder]